Exhibit 10.15

EXCLUSIVE SUPPLY AGREEMENT CONFIDENTIAL

This Agreement made and entered into this 11th day of November 1997, ( hereinafter “EFFECTIVE DATE”) by and between ConvaTec, a Division of E.R. Squibb and Sons, Inc., 100 Headquarters Park Drive, Skillman, New Jersey 08558, USA (hereinafter “CONVATEC”) and, CAM IMPLANTS B.V., Zernikedreef 6, 2333 CL Leiden, The Netherlands (hereinafter “CAM”).

WITNESSETH:

WHEREAS, CAM is engaged in the field of preparation of implantable materials and medical devices; and

WHEREAS, CONVATEC is engaged in the development and manufacture of tissue augmentation material including, but not limited to, a urethral sphincter augmentation media for human implantation in the treatment of urinary stress incontinence; and

WHEREAS, CAM produces a product, known as calcium hydroxylapatite, all as more particularly described in Exhibit “A” (specifications) hereto (hereinafter “PRODUCT”) ; and

WHEREAS, CONVATEC and CAM desire to agree upon the terms of manufacture and supply of PRODUCT by CAM to CONVATEC in connection with the manufacture and production by ConvaTec of a medical device to prepare and implant urethral sphincter augmentation media (hereinafter “DEVICE”); and

WHEREAS, CONVATEC and CAM desire to have CAM supply exclusively to CONVATEC all of the CONVATEC requirements of PRODUCT for use in, urethral sphincter augmentation (hereinafter “FIELD OF USE”) subject to the terms and conditions hereof, for the duration of this Agreement and any renewal.

NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual covenants and promises herein contained, CONVATEC and CAM agree as follows:

Section 1 -Exclusivity of Supply

1.1	During the initial and renewal term(s) of this Agreement, CAM agrees to supply exclusively to CONVATEC the PRODUCT, worldwide, in the FIELD OF USE.

1.2	During the initial and any renewal term(s) of this Agreement, CAM agrees not to supply any other party, which is not a permitted assignee hereunder, with PRODUCT in the FIELD of USE.

1.3	During the initial and any renewal term(s) of this Agreement, CONVATEC agrees to purchase exclusively from CAM or subject to Section 5.3, below, its subcontractor to be approved by CONVATEC, all of its requirements of PRODUCT in the FIELD of USE.

Section 2- Term of Agreement

2.1

This Agreement shall be in effect for the period commencing on the EFFECTIVE DATE through and including five (5) years subsequent to the date of First Commercial Sale by CONVATEC of urethral sphincter augmentation media containing PRODUCT, in a significant market, which shall be understood to mean any of the following: United States, United Kingdom, Germany, Spain, Italy, France or Scandinavia.

2.2	Upon expiration of the said initial term, this Agreement shall be automatically renewed for further successive terms of one (1) year each, unless notice of termination is given by either party to the other at least one hundred eighty (180) days prior to the end of the initial or any renewal-term, whereupon the Agreement shall terminate at the end of said term, or until termination occurs under Section 14 of this Agreement, whichever first occurs.

Section 3 – Pricing and Payments

3.1	CAM shall supply PRODUCT in accordance with the specifications of Exhibit A. The prices for said PRODUCT supply shall be as set forth in Exhibit B. Those prices, which shall be in United States Dollars, shall remain in effect through and including twelve (12) months from the EFFECTIVE DATE of this Agreement and may be adjusted thereafter as set forth in Section 3.2 of this Agreement. The cost of the PRODUCT to CONVATEC shall at all times be net of any royalties, commissions, fees or any similar payments incurred by and/or agreed to by CAM. In the event that CAM shall at any time during this Agreement consider the advisability of a PRODUCT related license to be taken from any third party, CAM shall promptly so notify CONVATEC, upon which notice CAM and CONVATEC shall in good faith negotiations determine whether to take such a license, and, if so, how to allocate the cost thereof, if any.

3.2	Commencing upon the conclusion of the first twelve (12) months of this agreement and thereafter at each yearly anniversary of the EFFECTIVE DATE, CAM may increase or decrease the price specified in Section 3.1 hereof and Exhibit B, attached hereto, in an amount not to exceed the lower of (i) the increase in the Medical Cost Component of the Consumer Price Index (“MCCPI”) as published by the U.S. Department of Labor or (ii) the Consumer Price index (“CPI”) as published by the U.S. Department of Labor; provided that if, during the same period, CONVATEC increases the price of the DEVICE to its customers by an amount which is greater, on a percentage basis, than the price increase proposed by CAM, then CAM may readjust its proposed price increase to reflect the higher of the MCCPI or the CPI. In addition to the foregoing, in the event of an extraordinary increase in the cost of a raw material component of PRODUCT or an extraordinary cost increase associated with the maintenance by CAM of appropriate regulatory compliance, either of which cost increases are in excess of the applicable cost index specified above, the parties shall, in good faith negotiations, mutually agree upon an adjusted PRODUCT price. Further, if CONVATEC or Bristol-Myers Squibb Company is able, at any time during this agreement or any renewal(s) to arrange through its purchasing group any lower pricing to CAM of raw material (s) used by CAM in manufacturing PRODUCT, CAM shall reduce its pricing of PRODUCT as specified in Exhibit B to reflect such cost savings, to CAM. CAM shall give CONVATEC ninety (90) days written notice before any actual price change becomes effective.

3.3	If at any time during the term of this Agreement, and any renewals hereof, PRODUCT of equal or better quality which does not infringe any proprietary or trade secret position of CAM shall become available for purchase by CONVATEC from any party, which party is not an affiliate of CONVATEC, at a price which is [****] less than the current prevailing Agreement price to CONVATEC hereunder, and CONVATEC shall furnish evidence, satisfactory to CAM, of such bona fide pricing, CONVATEC shall bring such PRODUCT availability and pricing to the attention of CAM promptly. In such case, CAM shall have the option to adjust pricing under this Agreement so as to meet the competitive pricing available to CONVATEC, or to terminate the agreement.

3.4	Terms of payment will be net fifty-five (55) days from date of invoice which will be dated no earlier than the actual date of shipment. All PRODUCT will be shipped to CONVATEC FOB CAM manufacturing facility to be specified, by carrier: mutually agreed by CONVATEC and CAM. Title and risk of loss of PRODUCT shall pass to CONVATEC upon delivery of PRODUCT to the carrier. For invoices outstanding over fifty-five (55) days, CONVATEC shall pay to CAM interest of one percent (1%) per month on the outstanding balance.

Section 4 -PRODUCT Quality

4.1	CAM shall manufacture PRODUCT in accordance with the mutually agreed Specifications (see Exhibit A) which form an integral part of this Agreement, and free from defects in materials, fabrication and workmanship. This Agreement shall be cancelled and terminated in the event the parties have not mutually agreed and finalized the PRODUCT specifications of Exhibit A on or before December 1, 1997, as evidenced by written notice and confirmation. CAM shall obtain written agreement from CONVATEC prior to any change to process, material or test specifications, and prior to any change of raw material suppliers or vendors, or of test or shipping methods.

4.2.	CONVATEC shall inspect the PRODUCT supplied by CAM upon receipt at its premises and shall have the right to reject PRODUCT that does not meet Agreement Specifications. All PRODUCT testing shall be performed in accordance with the testing methods specified in PRODUCT specifications,

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(Exhibit A). Objections concerning the quality of PRODUCT shall be raised within forty-five (45) days from the date of receipt of PRODUCT at CONVATEC premises. Any objection to PRODUCT quality shall be in writing and shall specify the particular noncompliance with Specifications. CAM shall have the option to inspect PRODUCT at the premises of CONVATEC and shall, at its option, replace the defective PRODUCT or credit CONVATEC for its value. In the case of replacement of PRODUCT, such replacement shall be at the entire cost of CAM. Any disputes resulting from testing shall be resolved in good faith by CAM and CONVATEC. PRODUCT which has already been treated by CONVATEC or converted to the DEVICE shall be expressly excluded from the remedies set forth hereinabove. CONVATEC shall, in any case, be financially responsible for PRODUCT as to which no such written objection shall have been made by CONVATEC within forty-five (45) days of receipt.

4.3.	CAM shall allow representatives of CONVATEC and/or BRISTOL- MYERS SQUIBS COMPANY to inspect the manufacturing site(s) by prior arrangement with CAM as needed pursuant to CONVATEC or BRISTOL-MYERS SQUISS COMPANY auditing procedures which shall not exceed the requirements of CGMP and ISO compliance. CONVATEC shall provide CAM with at least thirty (30) days notification prior to routine inspections, however in the case of inspections required as a result of regulatory action, no such requirement of advance notice shall apply. Consummation of this agreement shall be subject to a satisfactory quality audit by CONAVATEC or BRISTOL-MYERS SQUIBB COMPANY personnel of any manufacturing facility at which PRODUCT is to be produced.

4.4	CAM, as a raw material component supplier, shall at all times during the term of this agreement, and any renewals hereof, perform all such functions as may be necessary to comply with the CGMP, ISO or other regulatory requirements of those countries in which CONVATEC intends to offer the DEVICE for commercial sale. CAM shall also cooperate with CONVATEC in the event CONVATEC shall be required by a regulatory authority to undertake withdrawal of goods from the market.

4.5	CAM and CONVATEC shall cooperate in seeking market approval and registration of the DEVICE in such markets as CONVATEC shall, in its sole discretion, select. CAM shall allow access by CONVATEC to all safety and efficacy data in possession of CAM which supports the use of PRODUCT in humans. CAM shall also allow reference by CONVATEC to device master filings and related data which is on file with FDA. In the event that additional preclinical safety studies are required by CONVATEC in order to launch or market the DEVICE in any country, CAM agrees to cooperate in the conduct of those-studies, which will be funded by CONVATEC, and the results of which will be made available to CAM at the cost of CONVATEC.

4.6	Both CAM and CONVATEC shall notify each other promptly in writing in the event a governmental agency issues an inspection report or other finding of non-compliance in connection with the PRODUCT, its manufacture, storage or handling and shall provide each other with a copy of any such report or finding, edited to delete data or information not related to CONVATEC, CAM or PRODUCT. Where appropriate, each party shall have the right to participate with the other in the preparation of any response to said finding of non-compliance.

4.7.	CONVATEC shall indemnify, defend and hold harmless CAM from and against any and all demands, claims, or costs of judgment that may be made, instituted or awarded against CAM by reason of personal injury (including death) to any person, or damage to property which is sustained as a direct result of the manufacture, sale or use of the DEVICE. CONVATEC shall, however, have no liability under this Section 4.7 for loss or damage resulting from CAM’s own negligence, or willful misconduct. It shall be a condition precedent to CONVATEC, obligations under this subsection 4.7 that CAM promptly notify CONVATEC of the assertion of any claim for which indemnity may be sought, and permit CONVATEC to conduct and control the defense and disposition (including all decisions relative to. litigation, appeal or settlement) of any such claim as to. Which indemnity has been acknowledged and that CAM fully cooperates with CONVATEC therein.

Section 5 -Production Planning and Scheduling

5.1

No later than [****] prior to first commercial sale of the DEVICE in the first commercial market selected, CONVATEC shall provide CAM with a rolling twelve (12) month estimate of PRODUCT requirements for production planning, to be updated each three (3) months. These estimates shall be regarded as firm orders for the first three (3) months of each such estimate.

5.2	CONVATEC shall order PRODUCT on duly authorized CONVATEC purchase order forms. CAM shall use its best efforts to provide CONVATEC with priority production scheduling, provided [****] lead time is adhered to by CONVATEC.

5.3

CAM shall maintain sufficient capacity to manufacture at least that amount of PRODUCT [****] which corresponds to the most recent [****] CONVATEC estimate of PRODUCT requirements. However, for each [****], increase in required capacity in a [****]- period, CAM shall have [****] to increase its capacity to the new level. In the event that a forecast of CONVATEC would require CAM to increase its capacity more than [****] in a [****] period, CONVATEC and CFM shall negotiate in good faith how to accomplish such increase in capacity and the timing as well as allocation of responsibility for the cost of such increase in capacity. In the event that, at any time during the term of this Agreement and any renewals hereof, CAM, shall fail to maintain said quantity manufacturing capacity, then, subject to the requirements of Section 8 hereof assuring confidentiality, CAM shall either subcontract the manufacture of PRODUCT under the control of CAM, or permit CONVATEC to produce PRODUCT to the extent and for the period necessary to meet the PRODUCT requirements of CONVATEC as determined by the [****] rolling forecast for such period of time that CAM is, unable to do so from its own facilities

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6- Reserve Inventory of PRODUCT

6.1	Upon first commercial purchase of PRODUCT by CONVATEC for manufacture and resale of DEVICE, and thereafter throughout the term of this Agreement, and any renewal(s), CAM will maintain reserve inventory levels of PRODUCT, with appropriate shelf life, equivalent to a [****] projected volume of supply for the use CONVATEC, and shall so inform CONVATEC of current levels upon request. CONVATEC shall be financially responsible for said reserve inventory in the event that the inventory is, through no fault of CAM, not used in the supply of PRODUCT for CONVATEC. This Level of reserve inventory may be reduced during the term of this Agreement, by mutual agreement of the parties.

6.2.1	Upon first commercial purchase of PRODUCT by CONVATEC for resale of DEVICE, and thereafter throughout the term of this Agreement, and any renewals, CONVATEC will maintain reserve. Inventory levels of PRODUCT, with appropriate shelf life, equivalent to [****] of projected volume of sales. This level of reserve inventory may be changed from time to time during the term of this Agreement based upon market conditions.

Section 7 -Proprietary Rights -Patents

Neither CONVATEC nor CAM licenses the other, or any other party, under any of its patents or patent applications except as may be necessary to perform its obligations pursuant to the terms of this agreement and any renewal(s).

Section 8- Confidentiality

8.1	Both CAM and CONVATEC understand that “Confidential Information” of the other will, in the normal course of business, be disclosed under this Agreement. Accordingly, each party shall not use the Confidential Information of the other party for its own benefit nor disclose to third parties the Confidential Information unless approved in advance by the other party in writing. Each party shall not disclose to third parties the Confidential Information of the other except as permitted by Section 8.3 hereof, or as required by law, government rule or regulation, or court order.

8.2	The obligations of confidentiality under this Section 8 shall not apply to any information:

(i) that can be demonstrated to have been in the public domain prior to the date of its receipt by the receiving party;

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) that becomes part of the public domain by publication or otherwise not due to any breach of this Agreement on the part of the receiving party;

(iii) that is supplied to the receiving party by a third party lawfully in possession of the same and having he right to disclose the same, such right being evidenced in writing;

(iv) that was known to the receiving party or any of its Affiliates prior to the date of its disclosure to the receiving party, such knowledge being evidenced by appropriate documentation in writing; or

(v) that was developed by the receiving party independent or knowledge of the disclosure and that can be so documented in writing.

8.3	CAM and CONVATEC further agree that any employees, agents, or independent contractors who are hired or retained by either party to work in connection with the Confidential Information shall be required to sign agreements in a form satisfactory to the disclosing party whereby such employees, agents and independent contractors agree to hold in confidence any Confidential Information of which they become aware during the course of their duties as employees, agents or independent contractors.

8.4	Notwithstanding anything contained in this Section to the contrary, information deemed confidential by a party which is disclosed by an employee of such party otherwise than in furtherance of this Agreement shall continue to be deemed to be Confidential Information for purposes of this Section.

Section 9- Representations and Warranties

CAM and CONVATEC each represents and warrants that it is duly authorized to enter into this Agreement, that this Agreement, when properly executed by all parties, will constitute a valid and binding agreement, enforceable in accordance with its terms and that in the negotiation and execution of this Agreement and in the due performance thereof it has not been acting and would not be acting in violation of any outstanding obligation, contractual or otherwise, which may be owed to any third party by CAM or CONVATEC, as the case may be, nor has it violated nor would it be violating any order, written injunction, decree, judgment, statute, rule, law or ruling.

Section 10- Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, United States of America, without regard to conflict of law principles which would result in the law of any other jurisdiction being applied.

Section 11 -Assignment and Transfer

11.1	Either CONVATEC or CAM shall be entitled to assign its rights hereunder, without the express written consent of the other party hereto, in whole or in part, to any Affiliate or Affiliates which may be substituted directly for such party hereunder. At the assigning party’s request, the other parties shall enter into a separate counterpart agreement with any Affiliate of the assigning party, it being expressly agreed that the assigning party shall remain bound by the obligations hereof. Such counterpart agreement shall be the same in form and substance as this Agreement except to reflect the extent of the assignment, the substitution of the Affiliate’s name, the effective date of the assignment and the inclusion of a new provision enabling the parties to terminate such separate counterpart agreement in the event the assignee ceases to be such an Affiliate.

11.2	Except as provided above, no party may assign this Agreement or any rights granted hereunder in whole or in part without the prior written consent of the other party, which consent will not unreasonably be withheld, except that CONVATEC or CAM may, without the prior written consent of the other, assign the agreement to an Affiliate or to the successor to, or assignee of, all or substantially all of its business, assets and goodwill relating to the DEVICE, or, in the case of CAM, relating to the PRODUCT, in which event the assignee shall notify the other party in writing of its assumption of all obligations hereunder.

Section 12- Administrative Communications

CAM and CONVATEC shall each appoint one representative to serve as a contact person with the other company. The representatives will be kept informed of the fulfillment of the purchase and supply obligations of this Agreement and will communicate freely with one another regarding the Agreement objectives.

Section 13- Termination

13.1	The Agreement may be terminated in the event CAM, or its subcontractor approved by CONVATEC, fails to provide PRODUCT according to the Specifications of Exhibit A or fails to maintain sufficient capacity in accordance with Section 5.3. In such event, CONVATEC shall first give CAM written notice of any default and allow a period of sixty (60) days for corrective action. If, after such notice and elapse of time, CAM is unwilling or unable to correct the default, CONVATEC may terminate this Agreement unilaterally, without further notice. In the event of any other material default in the performance of this, agreement, and if such default is not corrected within sixty (60) days after receipt by the defaulting party of written notice from the other party with respect to such default, then the other party shall have the right to terminate this Agreement at any time after such notice of default and elapse of time.

l3.2	Either party may terminate this Agreement if, at any time, the other party shall file in any court pursuant to any statute of the United States or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization in bankruptcy or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and, such petition shall not be dismissed within sixty (60) days -after the filing thereof, or if the other party shall propose or be a party to any dissolution, or if the other party shall make an assignment for the benefit of creditors.

13.3	Termination of this Agreement shall be without prejudice to the right of CAM to receive payment for all costs of PRODUCT sold and delivered to CONVATEC as of the date of termination as well as the cost of reserve inventory of PRODUCT, work in process and other billable unpaid PRODUCT costs as of the date of termination.

Section 14- Miscellaneous

14.1	This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and cancels any prior agreements, understandings, promises and representations made by any party to the others concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be amended or modified except by an instrument in writing signed by duly authorized representatives of all parties hereto.

14.2	No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14.3	Section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

14.4	All notices, reports, and other communications-required under this Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested, or via facsimile (telecopier or electronic mail with return receipt requested, or hand-delivered to the respective party at the address stated below:

CAM Implants, B.V.

ZeLnikedreef 6

2333 CL Leiden

The Netherlands

Attention: Managing Director

with a copy to

Osteotech, Inc.

51 James Way

Eatontown, NJ 07724

Attention: CEO

CONVATEC:

CONVATEC

100 Headquarters Park Drive

Skillman, New Jersey 08558 USA

Attention: Sr. Vice President,

Technical Operations

With a copy to:

Bristol-Myers Squibb Company

Legal Department

100 Headquarters Park Drive

Skillman, New Jersey 08558 US

or to such other address as any party may specify by notice to the other.

14.5	No party- shall be considered to be in breach of this Agreement due to failure of, or delays in, performance due to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion, inability to obtain labor or materials or any other cause which is beyond the reasonable control of the party affected. The party suffering such occurrence shall immediately notify the other and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CAM IMPLANTS B.V.		CONVATEC, a Division of E. R. Squibb & Sons, Inc.

By:	illegible	By:	illegible
Title:	Managing Director	Title:	Senior Vice President,
Technical Operations

Date:	11/11/97	Date:	10/14/97

EXHIBIT A

PRODUCT SPECIFICATIONS

BioForm Medical, Inc.: Specification, Inspection and Storage Procedures

Title			Specification/Revision
Hydroxylapatite Incoming Inspection Procedures			SOP #[****]
Locations(s) Affected	Originator	Proofed By	Date
Franksville	[****]	[****]	7/24/07
	Distribution		Replaces SOP #
	C,F,G,M		[****]

1.0	Purpose

1.1	To define the specification Hydroxylapatite specific to BioForm Medical, Inc.

2.0	Description

2.1	BioForm Medical, Inc. P/N [****]

2.2	Material

2.2.1	This component is Hydroxylapatite - CaHA [****].

2.3	Alternative Title(s)

2.3.1	The alternative title for Hydroxylapatite could be Calcium Hydroxylapatite, Hydroxyapatite, Calcium Hydroxylapatite or Tribasic Calcium Phosphate.

3.0	Physical/Chemical Properties

3.1	Appearance

3.1.1	A free flowing [****].

3.2	Identification

3.2.1	[****] Ratio

3.2.1.1	An [****] to [****] of [****].

3.2.2	Infrared Spectrum

3.2.2.1	The [****] should exhibit [****] and [****] at [****] and [****] respectively, [****] at [****] and [****] at [****], and [****] and an absence of transitions indicative of [****].

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2.3	[****] and [****]

3.2.3.1	An [****] with principal peaks in accord with [****]. Analysis determines that calcium Hydroxylapatite [****] to [****] (with no more than a [****] sigma [****] measurement error). No evidence is found of other [****] greater than [****]. No evidence of substantial [****].

3.2.4	Material [****]

3.2.4.1	[****].

3.3	Particle [****]

3.3.1	Incoming material (as certified by vendor)

3.3.1.1	Less than [****].

3.3.1.2	Less than [****].

3.3.2	If [****] does not meet the criteria listed, [****] per SOP [****], then verify the [****] specified in document or disposition for return to vendor.

3.3.2.1	Less than [****].

3.3.2.2	Less than [****].

3.4	Particle [****]

3.4.1	Average [****].

3.5	[****]

3.5.1	[****]

3.6	[****]

3.6.1	[****]
[****]
[****]
[****]
[****]
3.7	[****]

3.7.1	For [****]

3.7.1.1	If [****], it is acceptable.

3.7.1.2	If [****] specification listed in 3.7.1.1, process per SOP [****] and verify [****] specified above.

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.0	Certificate of Conformance/Analysis

4.1	A Certificate of Conformance and Certificate of Analysis must precede or accompany the shipment of each lot and be forwarded to Quality Assurance.

4.1.1	The Certificate of Conformance must reference the appropriate Purchase Order number, and/or component specification and/or drawing for material and/or [****] compliance.

4.2	The certifications, together, must also contain the following:

4.2.1	BioForm Medical, Inc. Part Number

4.2.2	Manufacturing Vendor’s Lot Number

4.2.3	Date (Month & Year) of Component Manufacture (Can be contained in lot number)

4.3	The Certificate of Analysis must list the following specified properties and test results for each vendor lot:

•	[****]

•	[****]

•	[****]

•	[****]

•	[****]

•	[****]

•	[****]

•	[****]

•	[****]

4.4	When applicable, the following properties will be [****] BioForm Medical, Inc. [****], and must have acceptable levels [****]:

•	[****]

•	[****]

•	[****]

5.0	Acceptance Criteria

5.1	Any non-conformance to this specification may be cause for rejection. Specification results of in house and outside testing as well as the Certificate of Analysis and Special Requirements will be recorded on form [****].

6.0	Special Requirements

6.1	Packaging

6.1.1	Appropriately sized [****] to be securely [****]. Protectively packaged to prevent damage during shipping. No evidence of package damage or chipping during shipping. No more than [****], per container.

6.2	Marking

6.2.1	The outer package label will contain the BioForm Inc. Purchase Order Number. Each container must be clearly marked with the following information:

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Material Name

•	Vendor Name

•	Vendor Lot Number

•	Net Weight

•	BioForm Medical, Inc. Part Number

6.3	Other

6.3.1	The vendor must minimize the number of vendor lots shipped per order.

6.3.2	The vendor may not change process, materials, or test requirements without a sixty (60) day prior written agreement.

6.3.3	The vendor must have a Master Device File, and allow access to the FDA.

7.0	General Requirements

7.1	Packaging

7.1.1	BioForm’s purchase order number is to be on the outside of the shipping container.

The remaining sections of this document contain confidential material and are intended for internal use only. Unauthorized duplication or distribution is prohibited.

EXHIBIT B

PRODUCT PRICING

[****]

[****]

[****]

[****]

[****]

[****]

****	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.